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                                                                  Exhibit 10.77


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment"), dated as of the 23rd day of November 1998 between Richard Morgan of 1 Bancroft Way, Hamilton, Massachusetts 01936 (the "Employee") and C.P. CLARE CORPORATION, a Massachusetts corporation with its principal office at 78 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "Company"). Unless the context otherwise requires, the term "Company" shall include all subsidiary corporations of the Company.

     WHEREAS, the Company and Employee entered into an Employment Agreement as of April 8, 1996; and

     WHEREAS, the parties agree to amend and restate certain provisions of the Employment Agreement in accordance with Paragraph 16 thereof;

     NOW, THEREFORE, the Company and the Employee, each intending to be legally bound hereby, do mutually covenant and agree as follows:

A. Paragraph 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     1. TERM OF EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, for the period commencing on the Effective Date and ending on the earlier to occur of the following (i) April 30, 1999, or (ii) the accomplishment of the Performance Goals (as defined herein), subject to earlier termination in accordance with Paragraph 7 below (the "Term"). The Employee hereby resigns, effective as of the Termination Date, from his employment and all offices he may hold with the Company or its affiliates effective April 30, 199, or such earlier termination date, as the case may be, subject to the right of the parties to terminate the employment earlier in accordance with Paragraph 7 (the "Termination Date").

B. Paragraph 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     2. CAPACITY.

          (a) During the Term, the Employee shall continue to serve as Vice President of Human Resources and shall perform such duties and functions with respect to such position as are assigned from time to time by the Board of Directors or by the Chief Executive Officer of the Company.

          (b) During the Term the Employee additionally shall (i) recruit and assist in hiring a new Chief Financial Officer, two analog design engineers, a manager of HVIC marketing and an attorney, all upon parameters to be determined by the CEO, and (ii) provide support to the Company in connection

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     with the divestiture of its Remtech and Surge businesses and its restructuring (collectively, the "Performance Goals").

C. Subparagraphs 7(a) and 7(b) of the Employment Agreement are hereby amended and restated in the entirety as follows:

          (a) TERMINATION WITHOUT CAUSE. The Company expressly reserves the right to terminate the employment of the Employee prior to the Termination Date, other than for cause, as provided in subparagraph (b), and other than as provided in subparagraphs (c) and (d), of this Paragraph 7.

          (b) VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE. The Employee's employment may be voluntarily terminated by him at any time by giving the Company not less than two (2) weeks prior written.

          Additionally, the Employee's employment may be terminated at any time for cause (as hereinafter defined) effective upon the giving of written notice of such termination for cause by the Company to the Employee. If at any time during the Term (i) the Employee shall have voluntarily terminated his employment with the Company (other than as contemplated by subparagraph
     (e) of this Paragraph 7) prior to the Termination Date, or (ii) the Company shall have terminated the employment of the Employee for cause (as hereinafter defined) the Employee shall be entitled to receive only his base salary as provided in Paragraph 4(a) hereof to the date of such termination and no other benefits, including without limitation, those provided for under Paragraphs 4(b) and 5 of this Agreement (except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law), under this Agreement.

          For purposes of this Agreement the term "cause" shall mean (i) conviction of the Employee of any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude, (ii) willful misconduct in the performance of his duties, (iii) the willful continuous neglect of the duties and responsibilities of his office (other than failure to perform his duties and fulfill his responsibilities resulting from the Employee's incapacity due to a physical or mental illness), or
     (iv) the Employee's failure to perform any term, covenant or condition required to be performed by the Employee pursuant to this Agreement, all to be finally determined in the sole discretion of the Board of Directors of the Company.

D. Subparagraph (g) hereby is added to Paragraph 7 of the Employment Agreement as follows:

     (g) SEVERANCE BENEFITS.

          (i) BASE SEVERANCE. Subject to the provisions of subparagraph (e) of this Paragraph 7, in the event that the Employee's employment shall have been

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     terminated by the Company other than for cause as set forth in subparagraph (a) of this Paragraph 7 or upon expiration of the Term in accordance with Paragraph 1, the Employee shall be entitled to receive for the period until April 30, 1999 and for twelve (12) months following such date ("Severance Period") his base salary as provided for in Paragraph 4(a) hereof at the rate in effect on the date of such termination of employment, payable in equal installments in the same amounts and in the same periodic intervals as his base salary was paid immediately prior to such termination, plus the continuation of the health plan benefits, provided for in subparagraph (a) of Paragraph 5 hereof for the Severance Period. Additionally, the Company will maintain directors and officers liability insurance with usual and customary terms and conditions that provides insurance coverage for event occurring while the Employee was an officer of the Company.

          (ii) ADDITIONAL SEVERANCE. In the event that the Employee's employment shall have been terminated by the Company other than for cause or upon expiration of the Term in accordance with Paragraph 1, the Company at its option will either (A) continue the Severance Period for an additional three (3) months, resulting in a total Severance Period of fifteen (15) months from and after April 30, 1999, or (B) engage the Employee as consultant for a period of three (3) consecutive months on terms to be mutually agreed by the parties, but which will include work by the Employee as a consultant three (3) full days per week at a rate of $1,000 per day. The Company will promptly notify the Employee of which option it has chosen following the end of the Term.

          (iii) CONDITION PRECEDENT TO PAYMENT OF SEVERANCE AND ADDITIONAL SEVERANCE. Payments of salary continuation and benefit continuation set forth in subparagraphs (g)(i) and (g)(ii) of this Paragraph 7 are conditioned upon the Employee first delivering to the Company an executed Release in the form of Exhibit A hereto on or after the Termination Date but, in any event, not later than 45 days following the Termination Date. Salary and benefit continuation shall not commence until the executed Release is delivered and becomes irrevocable in accordance with its terms. Any installments of salary continuation that have been deferred in the interim will be made with the first salary continuation payment next following the date on which the executed and delivered Release has become irrevocable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       C.P. CLARE CORPORATION

                                       By:
                                           ------------------------------
                                       Its:


                                       RICHARD MORGAN